Exhibit 10.1
EXECUTION COPY
EIGHTH AMENDMENT TO CREDIT AGREEMENT
     This Eighth Amendment to Credit Agreement (“Eighth Amendment”) is made as of this17th day of October, 2011, by and among PMFG, Inc. (“Holdings”), the Borrowers (as defined below), which are listed on attached Schedule 1, the Lenders (as defined below) signatory hereto and Comerica Bank, as Agent for the Lenders (in such capacity, the “Agent”).
RECITALS
     A. Holdings, Peerless Mfg. Co. (the “Company”), PMC Acquisition, Inc. (“PMC Acquisition”), and, following the execution and delivery by any other Subsidiary (as defined in the Credit Agreement), and acceptance by the Agent, from time to time, of a Credit Agreement Joinder Agreement from such Subsidiary, collectively with the Company, PMC Acquisition and each such Subsidiary, the “Borrowers” and each individually, a “Borrower”) are party to that certain Revolving Credit and Term Loan Agreement dated April 30, 2008, with the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”) and Agent (as amended or otherwise modified from time to time, the “Credit Agreement”).
     B. Borrowers have requested that Agent and the Lenders make certain amendments to the Credit Agreement and confirm certain related matters in connection with the Burgess-Manning Acquisition (as defined in the Seventh Amendment), all as set forth herein and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Eighth Amendment.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrowers, Agent and the Lenders agree as follows:
1.	The following definitions are hereby added to Section 1 of the Credit Agreement:

“Burgess-Manning Acquisition” is defined in the Seventh Amendment.

2.	Section 8 of the Credit Agreement is hereby amended as follows:
(a)	Clause (h) of Section 8.1 is hereby amended and restated in its entirety as follows:
“Debt owing by (i)(x) Peerless Europe Ltd. to Lloyds under its credit facility in existence as of the Effective Date (as amended from time to time) or under any successor credit facility with any other financial institution and (y) Burgess-Manning Europe Ltd to Barclays under its credit facility in existence as of the Effective Date, provided that the aggregate amount of all such debt under subclauses (x) and (y) hereof shall not exceed $10,000,000 at any one time outstanding; (ii) Burgess—Manning Gmbh to various local third party lenders in an aggregate amount not to exceed €8 million for an overdraft facility and other short term financing and for financing to cover insurance guarantees for advance payments and warranties, and any guaranties of any such credit facilities referred to in this clause (ii) by Peerless Europe Ltd.; and (iii) Peerless Europe Ltd. to the sellers under the Burgess-Manning Acquisition in an amount not to exceed €1 million for the one year deferral of the purchase price payable in respect of such acquisition, together with any guaranties of such deferred purchase price by the Company or Peerless Europe, Ltd.;”
(b)	The caption to Section 8.6 is amended and restated in its entirety to read “Limitation on Capital Expenditures and other Matters” and clause (d) of Section 8.6 is amended and restated in its entirety, as follows:
“(d) The aggregate royalty payments and other expenditures related to the Manufacturing License Agreement dated as of July 12, 2010 between the Company and CEFCO Global Clean Energy, LLC (as amended from time to time, the “License Agreement”) made by the Company after the Eighth Amendment Effective Date (whether under the License Agreement or otherwise) shall not exceed $1,000,000 until the Company has been awarded its first Manufacturing Order (as defined in the License Agreement); and”
(c)	Clause (g) of Section 8.7 is amended and restated in its entirety as follows:
“(g) (i) net intercompany Investments made by Company to or in its Foreign Subsidiaries for routine operating expenses in the ordinary course of business provided that the aggregate amount of all such Investments shall not exceed $10,000,000 at any time outstanding, (ii) intercompany Investments made on or after the Eighth Amendment Effective Date by the Company or Peerless Europe Ltd. in an aggregate amount not to exceed €4.5 million (plus the amount of any reasonable and customary working capital true-up) to fund the consummation of the Burgess-Manning Acquisition; (iii) other intercompany Investments made on or after the Effective Date by any Credit Party (other than Peerless Propulsys) to Peerless Propulsys, provided that (A) the aggregate amount of such Investments prior to the Eighth Amendment Effective Date shall not exceed $1,860,000 and (B) the aggregate amount of such Investments made on or after the Eighth Amendment Effective Date shall not exceed $1,000,000; and (iv) intercompany Investments by Peerless Propulsys to Peerless Zhenjiang with proceeds of any Intercompany Investments received by Peerless Propulsys in accordance with clause (iii) above; and provided, further, that in the case of each such Investment otherwise permitted under this clause (g), no Default or Event of Default shall have occurred and be continuing at the time such Investment is made;”
(d)	Section 8.13 is amended to add, at the end of said section (before the period), the words “or (iv) with respect to the License Agreement, does not increase the aggregate royalty or similar payments or materially

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increase any of the other obligations of the Company or any of its Subsidiaries thereunder.”
     3. Under Section 3 of the Seventh Amendment, the Lenders consented to the Burgess-Manning Acquisition on specified terms and conditions, which terms and conditions include the requirements that “the Agent and the Lenders have received all documents and information as requested by Agent or any Lender in connection with the Burgess-Manning Acquisition and the Burgess-Manning Acquisition is otherwise on terms and conditions satisfactory to the Lenders.” The Agent and the Lenders hereby confirm that these additional terms and conditions have been satisfied.
     4. This Eighth Amendment shall become effective (according to the terms hereof) on the date (the “Eighth Amendment Effective Date”) that the following conditions have been fully satisfied by Borrowers (the “Conditions”):
(a)	Agent shall have received via facsimile or electronic mail (followed by the prompt delivery of original signatures) counterpart originals of this Eighth Amendment, in each case duly executed and delivered by the Agent, Borrowers and the Lenders.

(b)	Borrowers shall have paid to the Agent all fees and other amounts, if any, that are due and owing to the Agent as of the Eighth Amendment Effective Date in accordance with the Loan Documents.
     5. Borrowers hereby certify to the Agent and the Lenders as of the Eighth Amendment Effective Date and after giving effect to this Amendment, that (a) execution and delivery of this Eighth Amendment and the other Loan Documents required to be delivered hereunder, and the performance by Borrowers of their obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within the Borrowers’ powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organizational documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Eighth Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement and the other Loan Documents required to be delivered hereunder will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are true and correct on and as of the Eighth Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Eighth Amendment Effective Date, after giving effect to this Eighth Amendment, no Default or Event of Default shall have occurred and be continuing.

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     6. Except as specifically set forth above, this Eighth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Amended Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Except as specifically set forth above, this Eighth Amendment shall not constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Amended Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents or affect in any manner whatsoever any rights or remedies of the Lenders with respect to any non-compliance by Borrowers or any Guarantor with the Amended Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction. Borrowers hereby confirm that each of the Collateral Documents continues in full force and effect and secures, among other things, all of its obligations, liabilities and indebtedness owing to the Agent and the Lenders under the Credit Agreement and the other Loan Documents (where applicable, as amended herein).
     7. Borrowers hereby acknowledge and agree that this Eighth Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrowers, any other Credit Party, any Guarantor or any other party or any rights, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.
     8. Except as specifically defined to the contrary herein, capitalized terms used in this Eighth Amendment shall have the meanings set forth in the Credit Agreement.
     9. This Eighth Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement and shall be considered a “Loan Document” within the meaning of the Credit Agreement.
     10. This Eighth Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

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     WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent

By: Name:	/s/ Kelly Cowherd Kelly Cowherd
Title:	Vice President
Signature page to Eighth Amendment
(1126769)

PMFG, INC.

By: Name:	/s/ Ron McCrummen Ron McCrummen
Title:	Vice President

PEERLESS MFG. CO.

By: Name:	/s/ Ron McCrummen Ron McCrummen
Title:	Vice President

PMC ACQUISITION, INC.

By: Name:	/s/ Ron McCrummen Ron McCrummen
Title:	Vice President

NITRAM ENERGY, INC.

By: Name:	/s/ Ron McCrummen Ron McCrummen
Title:	Vice President

BOS-HATTEN, INC.

By: Name:	/s/ Ron McCrummen Ron McCrummen
Title:	Vice President

BURGESS — MANNING, INC.

By: Name:	/s/ Ron McCrummen Ron McCrummen
Title:	Vice President
Signature page to Eighth Amendment
(1126769)

BURMAN MANAGEMENT, INC.

By: Name:	/s/ Ron McCrummen Ron McCrummen
Title:	Vice President

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LENDERS:

COMERICA BANK, as a Lender, Issuing Lender and Swing Line Lender

By: Name:	/s/ Kelly Cowherd Kelly Cowherd
Title:	Vice President
Signature page to Eighth Amendment
(1126769)

MB FINANCIAL BANK, N.A.

By: Name:	/s/ Evelyn Guzman Evelyn Guzman
Title:	Assistant Vice President
Signature page to Eighth Amendment
(1126769)

CITIBANK N.A.

By: Name:	/s/ Deborah Purvin Deborah Purvin
Title:	Senior Vice President
Signature page to Eighth Amendment
(1126769)

SCHEDULE 1
Peerless Mfg. Co.
PMC Acquisition, Inc.
Nitram Energy, Inc.
Bos-Hatten, Inc.
Burgess — Manning, Inc.
Burman Management, Inc.